Exhibit 4.26

[Flag and TPC logo in English and French]

March 27, 2003

                                                  TPC File Reference: 720-481443

Mr. Don Smith
Chief Executive Officer
Mitel Networks Corporation
350 Legget Drive
Kanata, Ontario
K2K 2W7

Dear Mr. Smith:

Re: Development of Smart Broadband Appliances and a Suite of Interactive Applications

I am pleased to inform you that approval has been granted to delete, by way of this letter, the annual contribution disbursement limit of $28,000,000 for Fiscal Year 2002-2003 specified in section 4.3 of Article 4 of the Technology Partnerships Canada (TPC) / Mitel Networks Corporation, March Networks Corporation, and Mitel Knowledge Corporation Contribution Agreement for the above-captioned project. This will allow TPC to pay additional claims this fiscal year.

                                            Yours sincerely,

                                            Jacques Cloutier
                                            Acting Director
                                            Enabling Technologies

[TPC letterhead                                                 with maple leaf]

                                                      TPC PROJECT NO. 720-481443
                                                                 AMENDMENT NO. 2

                         TECHNOLOGY PARTNERSHIPS CANADA

                               AMENDMENT AGREEMENT

This Agreement made

Between: HER MAJESTY THE QUEEN IN RIGHT OF CANADA, as represented by the Minister of Industry
           (hereinafter referred to as the "Minister")

And:       MARCH NETWORKS CORPORATION
           (hereinafter referred to as "a Proponent" or "March Networks").

And:       MITEL NETWORKS CORPORATION
           (hereinafter referred to as "a Proponent" or "Mitel Networks")

And:       MITEL KNOWLEDGE CORPORATION
           (hereinafter referred to as "a Proponent" or "Mitel Knowledge")

Collectively referred to as "the Proponents".

INTRODUCTION

(i) The Minister and the Proponents entered into a Contribution Agreement dated the 10th day of October, 2002 under the Technology Partnerships Canada Program (the "Contribution Agreement"); and

(ii) The Contribution Agreement was amended by letter dated March 27, 2003, now called Amendment Number 1; and

(iii) The Minister and the Proponents now wish to amend the Contribution Agreement.

In consideration of their respective obligations set out in the Contribution Agreement, the parties agree to amend the Contribution Agreement as follows:

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                                                                          Page 2


1. This Amendment must be signed by the Recipient and received by the Minister within thirty (30) days of its signature on behalf of the Minister, failing which it will be null and void.

2.    In Article 3.2:

      DELETE:            the date "September 30th, 2004"; and
      REPLACE:           with the date "March 31st, 2005".

3.    In Article 4.3:

      DELETE:            the Fiscal Year Contribution amounts in their entirety;
      REPLACE:           and with the following Fiscal Year Contribution
                         amounts:

                         "2002/2003      $29,577,660
                          2003/2004      $15,440,000
                          2004/2005      $14,982,340".

4.    In Article 7.2:

      DELETE: the name "Dr. Donald Mills" and the title "Chief Operating Officer" for March Networks Corporation, and
      REPLACE: with the name "Peter Strom" and the title "President and Chief Executive Officer".

5.    In Article 8.1:

      DELETE:            the date "September 30th, 2004"; and
      REPLACE:           with the date "March 31st, 2005".

6.    In Schedule 8, Article 4.8:

      DELETE: the name "Dr. Donald Mills" and the title "Chief Operating Officer" for March Networks Corporation, and
      REPLACE: with the name "Peter Strom" and the title "President and Chief Executive Officer".

All provisions of the Contribution Agreement remain in full force and effect, except as modified by this Amendment Agreement.

                                                            File No.: 720-481443

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                                                                          Page 3




IN WITNESS WHEREOF the parties hereto have executed this Amendment Agreement through duly authorized representatives.


HER MAJESTY THE QUEEN IN RIGHT
OF CANADA, as represented by the Minister of Industry

Per:     "Denise Guevremont"                                 "April 27, 2004"
         --------------------------------------              ----------------
         Technology Partnerships Canada                       Date

         "Denise Guevremont - Director"
         Name & Title


MARCH NETWORKS CORPORATION]

Per:     "Peter Strom"                                        "May 02, 2004"
         --------------------------------------               --------------
                                                              Date

         "Peter Strom - President / CEO"
         --------------------------------------
         Name & Title


MITEL NETWORKS CORPORATION]

Per:     "Don Smith"                                          "29 April 2004"
         --------------------------------------               --------------
                                                              Date

         "Don Smith, CEO"
         Name & Title


MITEL KNOWLEDGE CORPORATION]

Per:     "Jose Medeiros"                                      "April 30, 2004"
         --------------------------------------               --------------
                                                              Date

         "Jose Medeiros, CFO"
         --------------------------------------
         Name & Title

                                                            File No.: 720-481443